MasterCard Incorporated 2 nd Quarter 2008 Financial Results Conference Call July 31, 2008 Exhibit 99.2

2nd Quarter Financial Results
•
Net income of $276 million, or $2.11 per diluted share, excluding a special item related to the American Express settlement
*
•
Net loss of $747 million, or $5.74 per diluted share, including the special item
•
Net revenue of $1.2 billion, representing growth of 25.0% from Q2 2007 due to:
–
Gross dollar volume growth (12.8%
**
to $655 billion)
–
Increase in processed transactions (13.6% to 5.2 billion)
–
Increase in cross-border volumes (18.9%
**
)
–
Pricing changes (5 percentage points)
–
Currency fluctuations (5.4 percentage points)
•
Improved operating margin by 6.1 ppts., to 33.4%, from 27.3% in Q2 2007, excluding special items
*
* See Appendix A for a GAAP reconciliation of special items for the three months ended June 30, 2007 and 2008
** On a local currency basis

3 Business Update • Economic Overview • IPS Debit Processing • Legal and Regulatory Update • Share Repurchase and Conversion Programs

$ 2.11
$     276
416
33.4%
830
$  1,247
2Q 2008
adjusted for
special items*
$    1.43
$ 195
272
27.3%
725
$       997
2Q 2007
adjusted for
special items*
$ (5.74)
$ (747)
(1,233)
(98.9%)
2,480
$ 1, 247
2Q 2008
Actual
47.8 Diluted EPS
41.0 Net income (loss)
14.6 Total operating expenses
52.9
6.1 ppts
Operating income
Operating margin
25.0 Net revenue
YOY
adjusted
Growth %
2
nd
Quarter Selected Financial Performance
($ in millions, except percentages and per share data)
Note: Figures may not sum due to rounding
*See Appendix A for a GAAP reconciliation of special items for the three months ended June 30,  2007 and 2008

MasterCard Branded Volume (GDV)
2
nd
Quarter 2008
Note: Figures may not sum due to rounding
6.2 6.2 271 United States
12.8 18.2 655 Worldwide
12.4 22.2 27 Canada
31.9 28.3 13
South Asia/Middle East/Africa (SAMEA)
18.8 26.6 93 Asia Pacific
17.4 26.5 47 Latin America
17.8 30.7 204 Europe
Local
Currency
U.S.
Dollar
GDV
($  billions)
YOY Growth
Rate %

2
nd
Quarter Revenue - Operations Fees
($ in millions)
•
Net operations fees increased
28.7%, or $209 to $938
•
Gross operations fees increased
27.5%, or $222 to $1,029.  Key
drivers included:
–
Processed transactions
growth of 13.6%
–
Cross-border volume growth
of 18.9%
–
GDV growth of 18.2%
*
–
Pricing changes
•
Net operations fees as a % of
gross improved slightly
* On a U.S. dollar basis
$729
$938
$0
$150
$300
$450
$600
$750
$900
$1,050
2Q07 2Q08
85%
88%
91%
94%
97%
100%
Net Operations Fees
Net Operations Fees as a % of Gross Operations Fees

2
nd
Quarter Revenue - Assessments
($ in millions)
•
Net assessments increased
14.9%, or $40, to $308
•
Gross assessments increased
15.9%, or $80 to $583 due to
strong GDV growth of 18.2%
*
•
Net assessments as a % of
gross assessments declined
slightly
* On a U.S. dollar basis
$268
$308
$0
$50
$100
$150
$200
$250
$300
$350
2Q07 2Q08
20%
30%
40%
50%
60%
70%
80%
Net Assessment Fees
Net Assessment Fees as a % of Gross Assessment Fees

2
nd
Quarter Operating Expenses
($ in Millions)
Excluding the special items
*
:
•
Total operating expenses
increased 14.6%, or $106, to
$830
•
G&A increased 15.7%, or $67,
to $499 primarily due to:
–
Higher personnel costs for
new hires
–
Higher severance costs
•
A&M increased 13.0%, or $35,
to $303 primarily due to:
–
Currency fluctuations
–
Timing of certain expenses
for sponsorships and
promotions
*See Appendix A for a GAAP reconciliation of special items for the three months ended June 30, 2007 and  2008
$432
$499
$268
$303
$25
$28
-$90
$10
$110
$210
$310
$410
$510
2Q07 2Q08
General & Administrative Advertising & Marketing
Depreciation & Amortization

Cash Flow Statement and
Balance Sheet Highlights
• Generated $319 million in cash flow from operations during the quarter
• Cash, cash equivalents and available-for-sale securities of $2.7 billion at
June 30, 2008
•
Available-for-sale securities decreased $84 million during the quarter primarily due to the sale of short-term bond funds
• Impact of American Express settlement:
–
Increased litigation liability by $1.65 billion
–
Deferred income tax assets increased by $530 million
• Acquisition of Europay France increased long-term debt by $20 million
• Repurchases of approximately 1.3 million Class A shares for $355 million

Items for Consideration
• Net revenue – continue to expect double-digit growth, excluding FX impact, but lower than 2007 growth rate
• G&A – continue to expect:
–
Full-year growth to be lower than both 2008 top line growth and 2007
G&A growth rate of 16.8%, excluding FX impact
• A&M – now expect:
–
No growth over full-year 2007 level, including FX impact
–
Highest spend in 2Q, declining sequentially over the last 2 quarters
• Impact of interest accretion for Amex settlement will increase interest expense by $44 million for the Second Half of 2008
Thoughts for 2008

Appendix A:
GAAP Reconciliation
a Litigation settlements
b Other income related to a settlement agreement to discontinue the company's sponsorship of the 2010 and 2014 World Cup soccer events
NM = Not meaningful
Figures may not sum due to rounding
($ million) YOY Growth
Actual
Specia
Item As Adjusted Actual
Special
Items
As
Adjusted
As Adjusted
Revenues, net
$1,247
-
$1,247 $997
-
$997 25.0%
Operating Expenses
General and administrative             499 - 499             432 - 432 15.7%
Advertising and marketing
303
-
303 268
-
268 13.0%
Litigation settlements
1,649 1,649
a
                   - 3 3
a
                   - NM
Charitable contributions to the MasterCard Foundation                 -               -
                   -
                -               -
                   - NM
Depreciation and amortization
28
            -
                28 25
-
25 11.7%
Total operating expenses
         2,480 1,649 830             728 3 725 14.6%
Operating income (expense)
(1,233) 1,649 416 269 3 272 52.9%
Operating Margin
(98.9%) - 33.4% 27.0% - 27.3% 6.1 ppt.
Other Income (Expense)
Investment income, net
26 - 26 36 - 36 (29.6%)
Interest expense
(15) - (15) (11) - (11) 38.2%
Other income, net
                -               -
                 -   92 90
b
2 NM
Total other income (expense)
10             -
10 117
           90
27 (63.5%)
Income (loss) before income taxes
        (1,223) 1,649 426 386 (87) 299 42.2%
Income tax expense (benefit)
(477) 627 150 134 (30) 104 44.4%
Net Income (loss) ($747) $1,023 $276 $252 ($57) $195 41.0%
Basic Net Income (Loss) per Share ($5.74) $7.86 $2.12 $1.86 ($0.42) $1.44 47.8%
Diluted Net Income (Loss) per Share
($5.74) $7.85 $2.11 $1.85 ($0.42) $1.43 47.8%
For the three months ended 6/30/08 For the three months ended 6/30/07

Appendix B:
Amortization Schedule for the American
Express Settlement
Figures may not sum due to rounding
($ million)
June '08 Sept '08 Dec '08 March '09 June '09 Sept '09 Dec '09
Beginning Principal Balance
1,649 $     1,649 $           1,522 $           1,394 $          1,263 $     1,130 $           996 $
Debt Paydown
- $             127 $               129 $               131 $             133 $        134 $               136 $
Imputed Interest
- $             23 $                 21 $                 19 $                17 $          16 $                 14 $
Quarterly Payments - $             150 $               150 $               150 $             150 $        150 $               150 $
Ending Principal Balance 1,649 $     1,522 $           1,394 $           1,263 $          1,130 $     996 $               859 $
March '10 June '10 Sept '10 Dec '10 March '11 June '11
Beginning Principal Balance 859 $        721 $               581 $               439 $             295 $        148 $
Debt Paydown 138 $        140 $               142 $               144 $             146 $        148 $
Imputed Interest 12 $          10 $                 8 $                   6 $                  4 $            2 $
Quarterly Payments 150 $        150 $               150 $               150 $             150 $        150 $
Ending Principal Balance 721 $        581 $               439 $               295 $             148 $        - $